Exhibit 5
                                                                ---------

                                                          August 20, 1997


Nine West Group Inc.
9 West Broad Street
Stamford, Connecticut  06902

Ladies and Gentlemen:

         We have acted as special counsel for Nine West Group Inc., a Delaware corporation (the "Company"), Nine West Development Corporation, Nine West

Distribution Corporation, Nine West Footwear Corporation and Nine West

Manufacturing Corporation (collectively, excluding the Company, the

"Guarantors"), each a Delaware corporation, in connection with the Registration

Statement on Form S-4 (the "Registration Statement") filed by the Company and the Guarantors with the Securities and Exchange Commission (the "Commission")

under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance by the Company of $200,000,000 aggregate principal amount of its

8-3/8% Series B Senior Notes due 2005 (the "Senior Exchange Notes") and

$125,000,000 aggregate principal amount of its 9% Series B Senior Subordinated

Notes due 2007 (the "Senior Subordinated Exchange Notes, and together with the

Senior Exchange Notes, the "Exchange Notes").  The Exchange Notes are to be

offered (the "Exchange Offer") by the Company in exchange for $200,000,000 aggregate principal amount of its outstanding 8-3/8% Senior Notes due 2005 (the

"Old Senior Notes") and $125,000,000 aggregate principal amount of its outstanding 9% Senior Subordinated Notes due 2007 (the "Old Senior Subordinated

Notes" and, together with the Old Senior Notes, the "Old Notes").  The Old

Senior Notes have been, and the Senior Exchange Notes will be, issued under the

Senior Indenture dated as of July 9, 1997 (the "Senior Note Indenture") among the Company, the Guarantors and The Bank of New York, as Trustee (the "Senior

Note Trustee").  The Old Senior Subordinated Notes have been, and the Senior

Subordinated Exchange Notes will be, issued under the Senior Subordinated

Indenture dated as of July 9, 1997 (the "Senior Subordinated Note Indenture"

and, together with the Senior Note Indenture, the "Indentures") among the

Company, the Guarantors and The Bank of New York, as Trustee (the "Senior

Subordinated Note Trustee" and, together with the Senior Note Trustee, the

"Trustees").

         The performance and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Company under the Old

Senior Notes, the Senior Exchange Notes and the Senior Note Indenture will be unconditionally guaranteed on a senior basis by the Guarantors pursuant to the guarantees set forth in the Senior Note Indenture (the "Senior Note

Guarantees").  The performance and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Company under the Old Senior Subordinated Notes, the Senior Subordinated Exchange Notes and

the Senior Subordinated Note Indenture will be unconditionally guaranteed on a senior subordinated basis by the Guarantors pursuant to the guarantees set forth in the Senior Subordinated Note Indenture (the "Senior Subordinated Note

Guarantees" and, together with the Senior Note Guarantees, the "Guarantees").

         We have examined the Registration Statement and the Indentures which have been filed with the Commission as Exhibits to the Registration Statement.

In addition, we have examined, and have relied as to matters of fact upon, the originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein:

         1. Assuming the Indentures have been duly authorized and validly executed and delivered by the parties thereto, when (i) the Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), (ii) the Board of Directors of the Company, a duly constituted and acting committee thereof or duly authorized officers thereof has taken all necessary corporate action to approve the issuance and terms of the Exchange Notes, the terms of the Exchange Offer and related matters, and (iii) the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indentures upon the Exchange Offer, we are of the opinion that the Exchange Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

         2. Assuming the Indentures have been duly authorized and validly executed and delivered by the parties thereto, when the Indentures have been duly qualified under the Trust Indenture Act, upon due execution, issuance, authentication and delivery of the Exchange Notes in accordance with the provisions of the Indentures upon exchange, we are of the opinion that the Guarantees will constitute valid and legally binding obligations of the Guarantors, enforceable against each of them in accordance with the terms of the Guarantees.

         Our opinions set forth in paragraphs 1 and 2 are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization,

moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of

New York and the federal law of the United States.

         We hereby consent to the use of this opinion as an Exhibit to the

Registration Statement and to the reference to our firm under the caption "Legal

Matters" in the Prospectus included therein.

                                     Very truly yours,

                                     /s/ SIMPSON THACHER & BARTLETT

                                     SIMPSON THACHER & BARTLETT